                                                               EXHIBIT 10(iii)28

                              EXECUTIVE RETENTION

                                      AND

                              EMPLOYMENT AGREEMENT
                              --------------------



     AGREEMENT, effective as of August 1, 1994, between NYNEX Corporation, a Delaware corporation (the "Company"), and Frederic V. Salerno, an individual (the "Executive").

     In consideration of the mutual agreements and covenants contained herein, the Company and the Executive hereby agree as follows:

1.   Executive Duties.  The Company hereby employs the Executive and the
     ----------------
Executive hereby agrees to serve the Company in the capacity of Vice Chairman and that the Executive's entire business time and best efforts during the Term of Employment (as hereinafter defined) will be devoted to the performance of the Executive's duties, as now or hereafter assigned to the Executive by the Board of Directors, the Chairman of the Board, or the President of the Company.

2.   Term of Employment.  The term of employment (the "Term of Employment")
     ------------------
shall commence on August 1, 1994 and shall continue until December 31, 1996 and thereafter shall continue day to day.

3.   Compensation.  Except as hereinafter provided, the Company shall pay to the
     ------------
Executive, and the Executive shall accept from the Company, for the services and duties to be rendered and performed by the Executive during the Term of
Employment:

     (a)  Base Compensation.  During the Term of Employment, base compensation
          -----------------
          at an annual rate not less than his current rate (subject to applicable withholding and other taxes), (i) payable in equal monthly installments on or before the first day of the month following each of the months during such period, and (ii) as subsequently adjusted by the Board of Directors of the Company.

     (b)  Short Term Incentive Plan.  During the Term of Employment, the
          -------------------------
          Executive shall participate in the Company's Senior Management Short Term Incentive Plan (the "STIP"), if any, as a tier (D+) equivalent or higher member of the Senior Management Compensation Group.

     (c)  Long Term Incentive Plan.  During the Term of Employment, the
          ------------------------
          Executive shall participate in the NYNEX Senior Management Long Term Incentive Plan (the "LTIP"), if any, as a tier (D+) equivalent or higher member of the Senior Management Compensation Group.

(d)  Stock Options.  During the Term of Employment, the Executive will be
     -------------
     eligible to participate in the NYNEX Stock Option Plan to the extent options are offered to tier (D+) equivalent or higher members of the Senior Management Compensation Group.

     (e)  Other Compensation.  During the Term of Employment, the Executive
          ------------------
          shall participate in any NYNEX Senior Management Plans as a tier D+ equivalent or higher member of the Senior Management Compensation Groups that are initiated in lieu of or in addition to 3(a), (b) or
          (c).

     (f)  Retention Award.  As of January 3, 1994, the Company will award the
          ---------------
          Executive 9513 shares of restricted stock (the "Award"), pursuant to the terms of the NYNEX 1987 Restricted Stock Award Plan, (1987 Plan) under the following terms:

           (i) dividends on the Award will be used to purchase additional shares of restricted stock (the additional shares and the Awarded shares shall be referred to collectively as the "Retention Award");

          (ii) the shares which comprise the Retention Award shall be subject to the terms and conditions provided in the 1987 Plan;

         (iii) the Restriction Period for the Retention Award as defined in the 1987 Plan shall end when the Executive:

               (A) voluntarily separates from service with the Company with the consent of the Chairman of the Company;

               (B)  dies; or

               (C)  is terminated without cause.

     (g)  Benefits.  In addition to the Base Compensation, STIP, LTIP, Other
          --------
          Compensation and Stock Option Plan grants and awards payable to the Executive pursuant to this paragraph 3, the Company shall provide the following benefits to the Executive during the Term of Employment:

          (i) The Executive, to the extent eligible, shall participate in the Company's current and future employee benefit plans and programs for members of the Senior Management Compensation Group and employees generally in accordance with the terms of such plans and programs.

(ii) The Executive, as a member of the Senior Management Compensation Group as defined by the NYNEX Board of Directors, shall be entitled to all perquisites and benefits available to members of the Senior Management Compensation Group of the Company.

     (h)  Termination of Payments and Severance Pay.  If the Term of Employment
          -----------------------------------------
          is terminated, compensation and benefits under this subparagraph 3 shall be paid as follows:

         (i) If the Executive voluntarily separates from service with the Company without the consent of the Chairman of the Company:

               (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of such separation;

               (B) grants and awards previously made to the Executive under the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

               (C) the Retention Awards provided for under sub-paragraph 3(f), shall be forfeited;

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall cease as of the date of such separation, except as may be provided in the plans and programs; and

               (E) the Executive shall not be entitled to severance pay pursuant to the NYNEX Executive Serverance Pay Plan ("Severance Pay Plan").

         (ii) If the Executive voluntarily separates from service with the Company with the consent of the Chairman of the Company:

               (A) the Company shall make payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of separation through December 31, 1996, and shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to December 31, 1996;

               (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans as if the Executive was employed and served the Company through December 31, 1996;
               (C) the restrictions on the Retention Awards, provided for under sub-paragraph 3(f), shall lapse;

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall be governed by the terms of the plans and programs as if the Executive was employed and served the Company through December 31, 1996; and

               (E) the Executive shall be entitled to severance pay pursuant to the Severance Pay Plan 7 days after the Executive signs the release provided for in the Severance Pay Plan.

        (iii)  If the Executive dies:

               (A) the Company shall make payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of death through December 31, 1996, and shall make no further payments to the Executive's estate or beneficiary under sub-paragraph 3(a) for any period of time subsequent to December 31, 1996;

               (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans as if the Executive was employed and served the Company through December 31, 1996;

               (C) the restrictions on the Retention Awards provided for, under sub-paragraph 3(f), shall lapse;

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall be governed by the terms of the plans and programs as if the Executive was employed and served the Company through December 31, 1996; and

               (E) the Executive's Estate or beneficiary shall be entitled to severance pay pursuant to the Severance Pay Plan 7 days after the Executive's Estate or beneficiary sign the release provided for in the Severance Pay Plan.

          (iv) If the Executive's employment is terminated for cause as defined in Paragraph 4 below:

               (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for period of time subsequent to the date of such termination;

               (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;

               (C) the Retention Awards, provided for under sub-paragraph 3(f), shall be forfeited;

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall cease as of the date of such termination except as may be provided in the plans and programs; and

               (E) the Executive shall not be entitled to severance pay pursuant to the Severance Pay Plan.

          (v)  If the Executive becomes and remains totally disabled:

               (A) the Company shall pay the monthly payments specified in sub-paragraph 3(a) to the Executive, (i) pursuant to the terms of the Company's Short Term Disability Plan for the period of time specified in such Plan, (ii) and shall continue such payments for any period of time subsequent to the cessation of payments or a portion thereof pursuant to the Company's Short Term Disability Plan through December 31, 1996, and
                    (iii) after December 31, 1996, shall make further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to December 31, 1996 only pursuant to the terms of the Company's Short Term Disability Plan;

               (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans as if the Executive was employed and served the Company through December 31, 1996;

               (C) the Retention Awards provided for under sub-paragraph 3(f) shall be continued until the expiration of the Term of Employment; and

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall continue to be provided until the expiration of the Term of Employment;

               (E) the Severance Pay Plan shall be continued until the expiration of the Term of Employment.

          (vi) If the Executive's employment is terminated by the Company without cause:

               (A) the Company shall make payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of termination through December 31, 1996, and shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to December 31, 1996;

               (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans as if the Executive was employed and served the Company through December 31, 1996;

               (C) the restrictions on the Retention Awards provided for under sub-paragraph 3(f) shall lapse;

               (D) all benefits provided under sub-paragraphs 3(e) and 3(g) shall be governed by the terms of the plans and programs as if the Executive was employed and served the Company through December 31, 1996; and

               (E) the Executive shall be entitled to severance pay pursuant to the Severance Pay Plan 7 days after the Executive signs the release provided for the Severance Pay Plan.

4.   Termination of Employment
     -------------------------

     (a) The Executive may voluntarily terminate employment with the Company at any time with or without cause at the sole discretion of the employee.

     (b) The Executive's employment may be terminated by the Company at any time with or without cause at the sole discretion of the Company. The Company shall give the Executive 90 days' notice if the Executive's employment is being terminated without cause. If the Company terminates the Executive's employment without cause and without 90 days notice, not withstanding the provisions of 3(g)(vi)(A), the Company will pay the Executive's Base Compensation for each day that the period between notice and termination of employment is less than 90 days. The term "cause" as used in this Agreement shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, as determined in the sole discretion and judgment of the Chairman and Chief Executive Officer of the Company; fraud, misappropriation, embezzlement, involving the Company or any of its subsidiaries or Affiliates; or commission of any felony of which the Executive is finally adjudged guilty in a court of competent jurisdiction; or a breach of Paragraph 8 (Non-Competition and Non-Solicitation), 9 (Intellectual Property and Proprietary Information), 10 (Company Rules; Code of

          Business Conduct), or 11 (Modification of Final Judgment) of this Agreement. In the event that the Company terminates the employment of the Executive for cause, it will state in writing the grounds for such termination and provide this statement to the Executive within 10 business days after the date of termination, except that, in the event that the reason for termination for cause is grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, the Company will give the Executive 60 calendar days prior written notice and an opportunity to cure the performance within these 60 calendar days. Evidence of such cause or evidence of other cause discovered after the notice may also be considered to support the termination decision and will, by itself, be sufficient to constitute cause.

5.   Expenses.  In accordance with the Company's usual practices and procedures,
     --------
the Company agrees to reimburse the Executive for reasonable travel expenses (other than normal commutation expenses) and other reasonable out-of-pocket expenses directly related to the Executive's work for the Company.

6.   Holidays and Vacation.  The Executive shall have the same holidays per
     ---------------------
calendar year recognized by the Company for its management employees (presently
11). During each calendar year during the Term of Employment, the Executive shall have an aggregate of 4 Management Personal Days and 5 weeks vacation. Notwithstanding the foregoing, such Management Personal Days and vacation days shall be scheduled at such times and in such number with due regard to the needs of the business. The Executive agrees to use his best efforts to take or use all accrued and to be accrued vacation and excused work days prior to December 31, 1996, and the Company will not be obligated to pay the Executive for any accrued but unused vacation or excused work days after December 31, 1996 in excess of five weeks.

7.   Capacity.
     --------

     (a) The Executive hereby warrants and represents that the Executive is legally capable and now physically capable (with or without reasonable accommodation) of performing the duties contemplated in this Agreement and that such performance will not violate any agreements the Executive has with, or breach any duties owed to, any other employer or organization.

     (b) The Company hereby warrants and represents that this Agreement has been duly and validly authorized, executed, and delivered.

8.   Non-Competition and Non-Solicitation.
     ------------------------------------

     (a) Without the prior written consent of the Company, the Executive shall not, during the Term of Employment and for a period of two years from the date of termination of employment with the Company, or its Affiliates, either for himself or as an agent, partner, joint venturer or employee of any Person, other than the Company, or its Affiliates, or in any other capacity, directly or indirectly:

           (i) engage in Competitive Services for any Customer or any Prospective Customer; or

          (ii) contact, solicit or attempt to solicit, whether for the Executive's own account or for the account of any Person other than the Company, or its Affiliates, any Customer or any Prospective Customer; or

         (iii) induce away from the Company, or its Affiliates, or facilitate the inducement away from the Company, or its Affiliates of, any personnel of the Company, or its Affiliates, or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the interests of the Company, or its Affiliates and their Customers; or

          (iv) invest in or otherwise be connected with, in any manner, any Person that provides or intends to provide products or services of the type provided by the Company or its Affiliates for any Customers or any Prospective Customer.

     (b) For the purposes of this Paragraph 8, the following terms shall have the following definitions:

           (i) "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

          (ii) "Customer" means any Person for whom the Company or its Affiliates performed Competitive Services within the 18 months immediately preceding such engagement, contact, solicitation attempted solicitation or inducement, or the Executive's termination of employment.

         (iii) "Competitive Services" means any business activity of the Company or its Affiliates which is, being conducted or planned during the Term of Employment or was being conducted or planned by the Company or its Affiliates at the time of the Executive's termination of employment.

          (iv) "Person" means an individual, a corporation, a partnership, and association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

           (v) "Prospective Customer" means any Person to whom the Company or its Affiliates submitted, or assisted in the submission of, a proposal for Competitive Services during the 18 months immediately preceding such (x) engagement, contact, solicitation, attempted solicitation or inducement, or (y) the Executive's termination of employment.

     (c) Ownership of less than 5% of the securities in a publicly traded corporation shall not constitute a violation of this Agreement.

     (d) Notwithstanding the foregoing, the Executive may, at any time, submit in writing a request for permission to participate in any facet of the Telecommunications Business. Such request shall set forth in detail the specifics of such participation, including job or venture description, geographic scope and such other information appropriate for an informed decision by the Company. The Company can request further information concerning such proposed undertaking. The Company will respond as soon as reasonably possible, giving due consideration to the completeness of the request and information provided by the Executive. Such request should be submitted in writing to the Chairman of the Company. The final decision to grant or deny such request shall be at the sole discretion of the Company, limited only by the overall intent of this paragraph 8(d) that the Executive not compete and assist in any way any present or potential competitor of the Company, its present or future affiliates, subsidiaries, partners or joint ventures during this two-year period.

9.   Intellectual Property and Proprietary Information.  The Executive has
     -------------------------------------------------
executed the NYNEX Employee Agreement Regarding Intellectual Property and Proprietary Information which is attached hereto as Appendix A and made a part of this Agreement.

10.  Company Rules: Code of Business Conduct.  The Executive agrees to abide by
     ---------------------------------------
all of the rules applicable to Company employees as such rules are made known to the Executive from time to time. The Executive has received and read the publication entitled the NYNEX Code of Business Conduct.

11.  Modification of Final Judgment.  The Executive has received and read the
     ------------------------------
publication entitled NYNEX Policy for Compliance with the Modification of Final Judgment (August 1988) and has executed the Acknowledgment attached thereto. Such Acknowledgment is attached hereto as Appendix B and made a part of this Agreement.

12.  Additional Remedies.  In addition to any other rights or remedies, whether
     -------------------
legal, equitable or otherwise, which each of the parties may have:

     (a) The Executive acknowledges that Paragraph 8, 9, 10 and 11 of this Agreement are essential to the continued good will and profitability of the Company and its Affiliates and further acknowledges that the application and operation thereof shall not involve a substantial hardship upon the Executive's future livelihood. Should any court or arbitrator determine that any or all of such paragraphs of this Agreement are unenforceable in respect of scope, duration or geographic area, such court or arbitrator shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company and its Affiliates, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

     (b) The parties hereto further recognize that irreparable damage to the Company and its Affiliates will result in the event that Paragraphs 8, 9, 10 and 11 of this Agreement are not specifically enforced and that monetary damages will not adequately protect the Company and its Affiliates from a breach of this Agreement. If any dispute arises concerning the violation by the Executive of this Agreement, the parties hereto agree that an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security may be required in connection therewith.

13.  Waiver.  Failure to insist upon strict compliance with any of the terms,
     ------
covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

14.  Reformation and Severability.  The Executive and the Company agree that the
     ----------------------------
agreements contained herein shall each constitute a separate agreement independently supported by good and adequate consideration, shall each be severable from the other provisions of the Agreement, and shall survive the Agreement. If an arbitrator or court of competent jurisdiction determines that any terms, provision or portion of this

Agreement is void, illegal or unenforceable, the other terms, provisions and portions of this Agreement shall remain in full force and effect and the terms, provisions and portions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

15.  Notices.  All notices and other communications hereunder shall be in
     -------
writing and shall be deemed to have been duly given if delivered by hand or messenger, transmitted by telex or telegram or mailed by registered or certified mail, return receipt requested and postage prepaid, as follows:

     (a)  If to the Company, to:
               NYNEX Corporation
               1113 Westchester Avenue
               White Plains, New York  10604
               Attention:  Executive Vice President
                and General Counsel

     (b)  If to the Executive, to:
               Frederic V. Salerno
               8 Commodore Avenue
               Rye, New York 10580.

or to such other person or address as either of the parties shall designate to the other from time to time by similar notice.

16.  Assignability.  This Agreement is personal in nature.  The Executive shall
     -------------
have no right to assign or transfer this Agreement. In the event of any attempted assignment or transfer by the Executive of the Executive's duties an obligations contrary to this paragraph, all the Executive's rights under this Agreement shall be forfeited, and the Company shall have no further liability under this Agreement. The Company may assign or transfer its rights under this Agreement only to an Affiliate of the Company. No assignment by the Company shall relieve the Company of the liabilities and responsibilities created by this Agreement.

17.  Entire Understanding.  This Agreement constitutes the entire understanding
     --------------------
between the Company and the Executive with respect to the subject matter hereof, superseding any and all prior written or oral understandings which may have existed.

18.  Amendment.  This Agreement may be amended or modified, in whole or in part,
     ---------
only by an agreement in writing signed by the Company and the Executive.

19.  Headings.  The headings in this Agreement are inserted for convenience of
     --------
reference only and are not to be considered in the construction of the provisions herein.

20.  Governing Law.  This Agreement shall be governed by, and construed in
     -------------
accordance with, the laws of the State of New York without regard to the principles of conflicts of laws of that State.

21.  Arbitration.  Any disputes under this Agreement shall be submitted to
     -----------
Arbitration. The Arbitration shall be conducted under the rules of the American Arbitration Association.

22.  Conflict.  In the event of any conflict between the terms of this Agreement
     --------
and any benefit plan or program in which the Executive participates, or with the terms of any other contract that the Executive has with the Company or an Affiliate, the terms of this Agreement shall control.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the 12th day of August, 1994.



EXECUTIVE                           COMPANY



FREDERIC V. SALERNO                   BY WILLIAM C. FERGUSON
-------------------                     --------------------
FREDERIC V. SALERNO                     WILLIAM C. FERGUSON

NEW YORK TELEPHONE CO.                                               APPENDIX A

                               EMPLOYEE AGREEMENT

                                   REGARDING

               INTELLECTUAL PROPERTY AND PROPRIETARY INFORMATION

F. V. SALERNO                                                         B00000000

          IN CONSIDERATION of my employment or my continued employment at will by New York Telephone; and in further consideration of New York Telephone's award to me, while employed by New York Telephone, of an inventor's honorarium for the specific assignment to New York Telephone of each original U.S. Patent
Application:

A. I hereby assign and agree to assign to New York Telephone, all my right, title and interest in and to all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship (hereinafter each designated "Intellectual Property"), whether or not patentable, copyrightable or susceptible to other forms of protection, which during the period of my employment by New York Telephone I may make, create, develop, write or conceive, whether during or outside of regular working hours, either solely or jointly with another, in whole or in part, either:

     1. in the course of such employment, or
     2. relating to the business or research or development of New York Telephone or of any NYNEX company, or
     3. with the use of the time, material, private or proprietary information, or facilities of New York Telephone or of any NYNEX company.

B.   I further agree, without charge to New York Telephone, but at its expense:

     1. to disclose promptly to New York Telephone all such Intellectual
        Property,
     2. to promptly, at the request of New York Telephone, execute a specific assignment to New York Telephone of any right, title and interest to such Intellectual Property, including priority rights arising from patent applications, and
     3. to do anything else reasonably necessary to enable New York Telephone to secure patents, copyrights or other forms of protection for such Intellectual Property in the United States and in other countries.

C. I further agree that I will keep in confidence and will not, except as required in the conduct of the business of New York Telephone, or as authorized in writing on behalf of New York Telephone, publish, disclose or use, or authorize anyone else to publish, disclose or use, during said period of my employment and subsequent thereto, any private or proprietary information which I may in any way acquire, learn, develop or create by reason of my employment by New York Telephone and that when my employment terminates, I will relinquish all documents and records containing such information to New York Telephone.

D.   I further agree that the various provisions of this Agreement:

     1. shall be interpreted in accordance with New York law,
     2. shall be binding upon my heirs, executors, administrators and assigns,
     3. shall be deemed separable from each other, and the invalidity of one provision shall not affect the validity of any other provision, and
     4. shall not be deemed to provide or imply the duration or other terms and conditions of my employment.

E. I hereby acknowledge that I have on this day received a copy of this Agreement.


                                      SSN   ###-##-####


Frederic V. Salerno  7/7/87           Frederic V. Salerno-President & CEO
---------------------------           -----------------------------------
EMPLOYEE SIGNATURE AND DATE           EMPLOYEE NAME (PRINT) AND TITLE


WITNESSED BY:


Maria E. Cabezas     7/7/87           Maria E. Cabezas - Executive Asst.
---------------------------           ----------------------------------
SUPERVISORY SIGNATURE AND DATE        SUPERVISORY NAME (PRINT)AND TITLE

                                                   APPENDIX B



MODIFICATION OF FINAL JUDGMENT
------------------------------






CERTIFICATE
-----------

               The undersigned hereby (1) acknowledges receipt of a copy of the
            1982 United States v. Western Electric, Modification of Final Judgment and a written directive setting forth Company policy regarding compliance with the antitrust laws and with such Modification of Final Judgment, (2) represents that the undersigned has read such Modification of Final Judgment and directive and understands those provisions for which the undersigned has responsibility, (3) acknowledges that the undersigned has been advised and understands that non-compliance with such policy and Modification of Final Judgment will result in appropriate disciplinary measures determined by the Company and which may include dismissal, and (4) acknowledges that the undersigned has been advised and understand that non-compliance with the Modification of Final Judgment may also result in conviction for contempt of court and imprisonment and/or fine.



            Date       April 1, 1987
                 -------------------

            Signature   F. V. Salerno
                      ---------------

            Name (printed)   F. V. Salerno
                           ---------------

            Title    President and Chief Executive Officer
                  ----------------------------------------

            Department   Executive
                       -----------